Exhibit 99.1
ATLAS ENERGY RESOURCES, LLC
REPORTS RECORD FINANCIAL RESULTS FOR
THE FIRST QUARTER 2008
Pittsburgh, PA — April 30, 2008, Atlas Energy Resources, LLC (NYSE: ATN) (the “Company”) today reported financial results for the first quarter 2008.
The highlights of the results of the first quarter 2008 include:
•	Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, of $79.0 million, as compared with $27.3 million for the first quarter 2007, an increase of $51.7 million, or approximately 189%. The increase over the prior year was primarily related to the addition of the Company’s Michigan segment operations, growth in Appalachian production approximating 26% and a 30% increase in gross margin generated from partnership management fee sources. A reconciliation from net income to Adjusted EBITDA is provided in the financial tables of this release;

•	Distributable cash flow of $53.5 million, an increase of $35.4 million, or 196%, compared to the prior year quarter, and an increase of $7.7 million, or 17%, compared to the fourth quarter 2007. A reconciliation from net income to distributable cash flow is provided in the financial tables of this release;

•	Net income of $37.5 million, an increase of $17.6 million, or approximately 88%, over the prior year comparable period;

•	Revenues of $194.6 million, an increase of $89.4 million, or approximately 85%, compared to the first quarter 2007.
Based on the financial results for the first quarter 2008, the Company declared a record quarterly cash distribution of $0.59 per unit for the period. This distribution reflects an approximate 37% increase compared to the first quarter 2007, which was the Company’s first full quarter of operations following its initial public offering in December 2006. This quarter’s distribution will be paid on May 15, 2008 to unitholders of record as of May 7, 2008. In addition, the Company has increased its distribution coverage ratio to 1.4x for the current quarter compared with a 1.3x distribution coverage ratio for the fourth quarter 2007 and a 1.1x coverage ratio for the first quarter 2007.
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First Quarter 2008 Operating Highlights
•	Atlas Energy continued to expand its acreage position and development activities in the Marcellus Shale:
o	The Company has drilled 52 vertical and one horizontal Marcellus Shale wells to date and is currently producing 34 vertical wells and one horizontal well into a pipeline (18 wells are waiting on completion);

o	Atlas Energy currently controls approximately 516,000 Marcellus acres in Pennsylvania, New York and West Virginia, of which approximately 242,000 of these acres are located in the Company’s core Marcellus Shale position in southwestern Pennsylvania;

o	The Company continues to realize average peak production rates (24 hours into a pipeline) of over one million cubic feet (“Mmcf”) per day, with its best wells having initial peak rates of over 2 Mmcf per day.
•	Net natural gas production in Appalachia increased over 26% to approximately 32.7 million cubic feet equivalents (“Mmcfe”) per day compared to the prior year first quarter due primarily to the Company’s expanding drilling programs and increasing production from the Marcellus Shale;

•	Gross margin from partnership management fee sources increased approximately 30% in the first quarter 2008 compared to the prior year first quarter;

•	The Company began fundraising for Atlas Energy’s Public #17-2007 (B) drilling program, which is targeted to raise approximately $236 million in investor funds, representing the Company’s largest individual fundraising to date;

•	At March 31, 2008, the Company held a total acreage position of approximately 1,102,000 net acres, of which 614,000 are undeveloped, an increase of 87% from the net acreage position at March 31, 2007 and a 12% increase from December 31, 2007.
Appalachia Segment Results
•	The Company drilled 250 gross wells in Appalachia during the first quarter 2008, including 30 wells drilled into the Marcellus Shale. The Company connected 271 wells to its gathering systems during the first quarter 2008, compared to 197 wells in the first quarter 2007.

•	Gross margin from partnership management fee sources increased by 30% in the first quarter 2008 compared to the prior year first quarter, resulting from increases in well construction revenues, well servicing revenues and administrative and oversight fees.

•	Natural gas and oil production in the Appalachian segment was approximately 32.7 Mmcfe per day for first quarter 2008, an increase of 6.8 Mmcfe per day from the first quarter 2007.

•	As of March 31, 2008, the Company held approximately 827,000 net acres in the Appalachian Basin, of which approximately 571,000 acres were undeveloped, an increase of 28% from the net acreage position at March 31, 2007 and a 10% increase from December 31, 2007.

•	As of March 31, 2008, the Company had identified approximately 3,743 geologically favorable shallow drilling locations on its acreage in the Appalachian Basin, which does not include any locations prospective for the Marcellus Shale, and had an interest in approximately 8,500 gross producing wells in Appalachia, of which it operated approximately 85%.

Michigan Segment Results
•	The Company drilled 46 gross wells and connected 54 wells in Michigan during the first quarter 2008.

•	Natural gas and oil production in the Michigan segment was 59.1 Mmcfe per day for the first quarter 2008.

•	At March 31, 2008, the Company had approximately 275,000 net acres in the Antrim Shale in Michigan, of which approximately 43,000 acres were undeveloped. On this acreage, the Company had approximately 756 drilling locations in the Antrim Shale, almost all of which were proved infill locations.

•	As of March 31, 2008, the Company had an interest in approximately 2,347 gross wells in Michigan, of which it operated approximately 76%.
Hedging Summary
The Company entered into additional hedging contracts in the current period for its natural gas and oil production. A summary of the Company’s aggregate hedge positions as of March 31, 2008 are as follows:
     Natural Gas

Fixed Price Swaps	Average
Production Period	Hedge Price (1) (3)	Percentage
Ended December 31,	(per mcf)	Hedged (2)
2008	$ 9.01	79%
2009	$ 8.91	81%
2010	$ 8.41	57%
2011	$ 8.03	45%
2012	$ 8.07	33%
2013	$ 9.09	3%

Costless Collars	Average	Average
Production Period	Hedge Floor (1) (3)	Hedge Ceiling(1) (3)	Percentage
Ended December 31,	(per mcf)	(per mcf)	Hedged (2)
2008	$ 8.36	$ 10.37	2%
2009	—	—	—
2010	$ 8.66	$ 9.71	3%
2011	$ 8.38	$ 9.39	8%
2012	$ 7.86	$ 9.31	1%
     Crude Oil

Fixed Price Swaps	Average
Production Period	Hedge Price (1)	Percentage
Ended December 31,	(per bbl)	Hedged (2)
2008	$104.38	37%
2009	$ 99.91	30%
2010	$ 97.31	25%
2011	$ 96.39	22%
2012	$ 96.00	18%
2013	$ 96.06	4%

Costless Collars	Average	Average
Production Period	Hedge Floor (1)	Hedge Ceiling (1)	Percentage
Ended December 31,	(per bbl)	(per bbl)	Hedged (2)
2008	$ 85.00	$ 126.80	21%
2009	$ 85.00	$ 118.07	18%
2010	$ 85.00	$ 112.72	16%
2011	$ 85.00	$ 110.72	14%
2012	$ 85.00	$ 110.05	11%
2013	$ 85.00	$ 110.09	2%

(1)	“Mcf” represents thousand cubic feet; “Bbl” represents barrel.

(2)	Percentages hedged are based on:

Natural Gas: a) for Appalachia, actual first quarter 2008 natural gas production, and b) for Michigan, previously provided natural gas production guidance for full year 2008.

Crude Oil: actual first quarter 2008 crude oil production.

(3)	Includes an estimated positive basis differential and Btu adjustment
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Interested parties are invited to access the live webcast of the Company’s first quarter 2008 results on Thursday, May 1, 2008 at 9:00 am ET by going to the Investor Relations section of the Company’s website at www.atlasenergyresources.com. An audio replay of the conference call will also be available beginning at 11:00 am EST on Thursday, May 1, 2008. To access the replay, dial 1-888-286-8010 and enter conference code 67556163.
Atlas Energy Resources, LLC develops and produces domestic natural gas and to a lesser extent, oil. The Company is one of the largest independent energy producers in the Appalachian Basin and northern Michigan. The Company sponsors and manages tax-advantaged investment partnerships, in which it co-invests, to finance the exploration and development of its acreage in the Appalachian Basin. The Company is active principally in Pennsylvania, Michigan and Tennessee. For more information, visit the Company’s website at www.atlasenergyresources.com or contact investor relations at bbegley@atlasamerica.com.
On February 1, 2008, Atlas Energy’s Post-Effective Amendment No. 1 to the Atlas Resources Public #17-2007 Drilling Program Registration Statement became effective with the Securities and Exchange Commission. The second partnership in the program (Atlas Resources Public #17-2008(B) L.P.) is offering units representing up to $  236 million. Atlas Energy’s subsidiary serves as managing general partner of the partnership. A written prospectus meeting the requirements of Section 10 of the Securities Act may be obtained from Anthem Securities, Inc. (a subsidiary of Atlas Energy), 1550 Coraopolis Heights Rd. — 2nd Floor, Moon Township, PA 15108.
Atlas America, Inc. (NASDAQ: ATLS) owns an approximate 64% limited partner interest in Atlas Pipeline Holdings, L.P. (NYSE: AHD), which holds the general partner interest and 5.5 million limited partner units of Atlas Pipeline Partners, L.P. (NYSE: APL), and an approximate 48% common unit interest and all of the Class A and management incentive interests in Atlas Energy Resources, LLC. For more information, please visit Atlas America’s website at www.atlasamerica.com, or contact Investor Relations at bbegley@atlasamerica.com.
Atlas Pipeline Partners, L.P. is active in the transmission, gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, Arkansas, northern and western Texas and the Texas panhandle, the Partnership owns and operates eight gas processing plants and a treating facility, as well as approximately 7,900 miles of active intrastate gas gathering pipeline and a 565-mile interstate natural gas pipeline. In Appalachia, it owns and operates approximately 1,600 miles of natural gas gathering pipelines in western Pennsylvania, western New York and eastern Ohio. For more information, visit Atlas Pipeline’s website at www.atlaspipelinepartners.com or contact bbegley@atlaspipelinepartners.com.
Atlas Pipeline Holdings, L.P. is a limited partnership which owns and operates the general partner of Atlas Pipeline Partners, L.P., through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.5 million common units of Atlas Pipeline Partners, L.P.

Certain matters discussed within this press release are forward-looking statements. Although Atlas Energy Resources, LLC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Atlas Energy’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

ATLAS ENERGY RESOURCES, LLC
Financial Summary
(in thousands, except per unit data)

	Three Months Ended
	March 31,
	2008	2007
REVENUES
Well construction and completion	$104,138	$72,378
Gas and oil production	76,226	21,260
Administration and oversight	5,017	4,544
Well services	4,798	3,721
Gathering	4,410	3,288

Total revenues	194,589	105,191

COSTS AND EXPENSES
Well construction and completion	90,555	62,932
Gas and oil production	13,081	3,902
Well services	2,412	2,043
Gathering fees	4,123	3,288
General and administrative	11,792	6,899
Depreciation, depletion and amortization	21,810	5,868

Total costs and expenses	143,773	84,932

OPERATING INCOME	50,816	20,259

OTHER INCOME (EXPENSE):
Interest expense	(13,305)	(410)
Other — net	32	92

Total other income (expense)	(13,273)	(318)

Net income	$37,543	$19,941

Allocation of net income attributable to members’ interests:
Class A units	$1,954	$399
Class B common units	35,589	19,542

Net income attributable to members’ interests	$37,543	$19,941

Net income per Class B common:
Basic	$0.59	$0.53

Diluted	$0.58	$0.53

Weighted Average Class B common:
Basic	60,711	36,627

Diluted	61,234	36,967

	March 31,	December 31,
	2008	2007
Balance Sheet Data (at period end):
Cash and cash equivalents	$7,612	$25,258
Property and equipment, net	1,733,037	1,693,467
Total assets	1,909,402	1,891,234
Total debt	829,022	740,030
Total members’ equity	731,393	836,115

ATLAS ENERGY RESOURCES, LLC
Financial Information
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
Capital Expenditure data:
Maintenance capital expenditures	$12,975	$8,750
Expansion capital expenditures	42,642	13,327

Total	$55,617	$22,077

Reconciliation of net income to non-GAAP measures(1):
Net income	$37,543	$19,941
Depreciation and amortization	21,810	5,868
Interest expense	13,305	410

EBITDA	72,658	26,219
Adjustment to reflect cash impact of derivatives(2)	5,028	—
Non-cash compensation expense	1,320	1,045

Adjusted EBITDA	79,006	27,264
Interest expense	(13,305)	(410)
Amortization of deferred financing costs	770	13
Maintenance capital expenditures	(12,975)	(8,750)

Distributable cash flow	$53,496	$18,117

(1)	EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of Atlas Energy believes that EBITDA, Adjusted EBITDA and distributable cash flow provide additional information for evaluating the Company’s ability to make distributions to its unitholders, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within Atlas Energy financial covenants under its credit facility. EBITDA, Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(2)	Note that this reconciling item was previously referred to as “Gain on mark-to-market derivatives” in the fourth quarter 2007 reconciliation from Adjusted EBITDA to distributable cash flow. This item represents the adjustments to reflect the cash impact of non-qualifying derivatives. Previous Company earnings releases referenced this item as “Gain on mark-to-market derivatives.” The Company received cash with respect to the settlement of non-qualifying derivatives of $5.0 million for the three months ended March 31, 2008 (no such amounts were received for comparable prior year period). The cash received is not recognized as a gain within the Company’s statements of income. The Company’s impact from non-qualifying derivatives is the result of derivative instruments it entered into in connection with the acquisition of its Michigan assets in June 2007. As these derivatives were entered into prior to the closing of the acquisition, the derivative contracts were considered non-qualifying derivatives under GAAP and required to have their subsequent changes in their fair value recorded as gains and losses in the Company’s statements of income, for which the Company recognized a non-cash gain of $26.3 million during the three months ended June 30, 2007. Upon closing of the acquisition, the derivatives were considered qualifying derivatives under GAAP with all subsequent changes in their fair value recorded within accumulated other comprehensive income in members’ equity on the Company’s consolidated balance sheet. However, a portion of the cash settlement of these derivative contracts are considered non-qualifying for change in fair value of the period from the date the derivative contracts were entered into and the date of acquisition for the Michigan assets.

ATLAS ENERGY RESOURCES, LLC
Operating Highlights

	Three Months Ended
	March 31,
	2008	2007
Production revenues (in thousands):
Gas (1)	$72,874	$19,427
Oil	$3,351	$1,826

Production volume:(1) (2) (3)
Appalachia:
Gas (Mcfd)	30,286	23,681
Oil (Bpd)	399	359

Total (Mcfed)	32,680	25,835

Michigan:(4)
Gas (Mcfd)	59,056	—
Oil (Bpd)	6	—

Total (Mcfed)	59,092	—

Total (Mcfed)	91,772	25,835

Average sales prices:(3) (5)
Gas (per Mcf) (6)	$9.58	$9.12
Oil (per Bbl)	$91.03	$56.52

Production costs:(7)
As a percent of production revenues	12%	10%
Per Mcfe (3)	$1.11	$0.87

Depletion per Mcfe (3)	$2.52	$2.31

(1)	Excludes sales of residual gas and sales to landowners.

(2)	Production quantities consist of the sum of (i) our proportionate share of production from wells in which we have a direct interest, based on our proportionate net revenue interest in such wells, and (ii) our proportionate share of production from wells owned by the investment partnerships in which we have an interest, based on our equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(3)	“Mcf” and “mcfd” represents thousand cubic feet and thousand cubic feet per day; “mcfe” and “mcfed” represents thousand cubic feet equivalent and thousand cubic feet equivalent per day, and “bbl” and “bpd” represents barrels and barrels per day. Barrels are converted to mcfe using the ratio of six mcf’s to one barrel.

(4)	We acquired AGO on June 29, 2007, and production volume from these assets have only been included from that date.

(5)	Our average sales price before the effects of financial hedging was $8.32 and $7.85 per Mcf for the three months ended March 31, 2008 and 2007, respectively.

(6)	Includes $5.0 million in derivative proceeds which were not included as revenue in the first quarter 2008. No such derivative proceeds were received during the first quarter 2007.

(7)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead.